Exhibit 99.3

Jay Foreman Joins Singing Machine Board of Directors

May 26, 2022 11:00 ET | Source: The Singing Machine Company, Inc.

Fort Lauderdale, FL, May 26, 2022 (GLOBE NEWSWIRE) — The Singing Machine Company, Inc. (“Singing Machine” or the “Company”) (NASDAQ: MICS) — the North American leader in consumer karaoke products – today announced that Jay Foreman, Founder and CEO of Basic Fun!, has been appointed to the Company’s Board of Directors as part of its successful uplisting to Nasdaq on Tuesday, May 24, 2022. Mr. Foreman brings a deep range of industry experience in toys, product development, retail distribution, marketing, and capital markets.

Mr. Foreman has been a veteran of the toy industry for over 30 years. Mr. Foreman started his career at Fable Toys as a territory sales rep for the Jersey Shore and within ten years became SVP for Galoob Toys, where he was primarily responsible for developing the direct import business. Mr. Foreman has founded multiple toy companies over his career, including co-founding Play-By-Play Toy’s and Novelties and more recently Play Along Toys, a leading toy company, which was subsequently sold to Jakks Pacific in 2004. Mr. Foreman later went on to found his third start up which became Basic Fun!, now the makers of Tonka™ trucks, Care Bears™, K’NEX™, Lincoln Logs™ and Playhut™. Mr. Foreman currently serves as CEO of Basic Fun!, which role he has had since he founded the company in 2009.

Mr. Foreman made an investment in the Company’s recently announced public offering signaling his faith and commitment to the overall business model and corporate strategy of the Company.

“Jay has been a visionary in the toy industry for well over 3 decades. He has a tremendous passion for products and has a proven track record of building successful companies from the ground up,” said Gary Atkinson, Singing Machine CEO. “Jay has built a wonderful toy company in Basic Fun! which shares a common goal of bringing joy to households across the world. We’re excited to welcome Jay to Singing Machine’s board of directors and I know we will all benefit from his unparalleled experience in the industry.”

“I’ve been following the Company for many years and believe that Gary and his leadership team are on the right track to continue to build and drive the business. I look forward to contributing my industry experience and insight to the company and helping to take the business to the next level. It all starts with the fact that the Company makes a great product!” said Mr. Foreman.

Mr. Foreman has also served on the boards of directors of the Toy Association and Licensing Merchandisers association. He currently chairs the Toy Industry trade show committee which is responsible for the world-famous NY Toy Fair.

About The Singing Machine

Singing Machine® is the worldwide leader in consumer karaoke products. The first to provide karaoke systems for home entertainment in the United States, the Company sells its products world-wide through major mass merchandisers and on-line retailers. We offer the industry’s widest line of at-home karaoke entertainment products, which allow consumers to find a machine that suits their needs and skill level. As the most recognized brand in karaoke, Singing Machine products incorporate the latest technology for singing practice, music listening, entertainment and social sharing. The Singing Machine provides consumers the best warranties in the industry and access to over 100,000 songs for streaming and download. Singing Machine products are sold through most major retailers in North America and also internationally. See www.singingmachine.com for more details.

Investor Relations Contact:

Brendan Hopkins

(407) 645-5295

investors@singingmachine.com

www.singingmachine.com

www.singingmachine.com/investors

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may”, “could”, “expects”, “projects,” “intends”, “plans”, “believes”, “predicts”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.